UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
SIGNATURES

ITEM 8.01 Other Events
     On November 20, 2006, King Pharmaceuticals, Inc. (the “Company”) redeemed all of its 2 3/4% Convertible Debentures due November 15, 2021 (CUSIP No. 495582AG3) (the “Debentures”) that were outstanding on that date (the “Redemption Date”). On the Redemption Date, $4,257,000 aggregate principal amount of the Debentures was outstanding.
     In accordance with the optional redemption provisions of the indenture governing the Debentures, the Company redeemed the Debentures on the Redemption Date at a redemption price of 100% of the principal amount thereof plus accrued interest up to, but not including, the Redemption Date. The amount of accrued interest was $0.49 per $1,000 principal amount of the Debentures. The Company funded the redemption of the Debentures out of cash on hand.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

Date: November 27, 2006